Exhibit 10.6

GREENSCAPE  LABORA'TORIES,   INC.

THIS  DIRECTOR/OFFICER  COMPENSATION AGREEMENT ("Agreement")    is made  and  entered   into this  15th    day of December  2013,  between   James  R.J. Scheltema, with  address   located  at  1311  E. La Rua St. Pensacola,   FL 32501   (together   with  their subsidiaries,     parents,     affiliates,    successors     and    assigns,    collectively

known    as "Director / /Officer) and  Greenscape   Laboratories.   Inc. with  its principal  office located at  1311  E. La Rua St. Pensacola,  FL 32501    (together   with  their  subsidiaries,   parents, affiliates, successors  and assigns,  collectively  known  as "Client").

In consideration   of the  mutual  promises  and  covenants   set  forth  herein  and  for other  good  and  valuable  consideration,   the  receipt  and  sufficiency  of which  are  hereby acknowledged,  the Director/Officer  and Director/Officer  hereby  agree as follows:

1.   Engagement. The Client hereby  retains  Director/Officer   on a non-exclusive basis   to  provide   certain   requested    business,   advisory,   strategic   and   administrative services  for the  Client.   These  services  shall  be undertaken    to  build  value  for  Client's business  (further  detailed  in Section 3 below).

2.         Term. The term  of this Agreement  shall commence  on the date hereof and end on the date which is twelve  (12) months  following the date hereof.  The Client retains the   right   to  terminate    this  Agreement   upon   one   (1)  month   written    notice   to  the Director /Officer.

3.         Scope of Responsibilities.

3.1        Director jOfficer    shall  not  take  any  action  hereunder    which  he knows or believes will likely have an adverse  or detrimental   effect on the Client's interest in any  material   respect   and  shall  act  in good  faith  and  with  loyalty  to  the  Client with respect  to the subject  matter  hereof,  including  full disclosure,  confidentiality

and honesty with respect  to any services  provided  by the Director/Officer,  to the same extent as would be  required   by  an  agent   of  the  Client.    During  the  Term  hereof,  neither   party   shall adversely  interfere  with the business  of the other  party, take any action that  is reasonably likely to diminish  the goodwill existing  in

relationships   between  the  other party  and any third  party,  or  knowingly  disparage   the  other  party,  its  officers,  employees,   agents  or representatives.

3.2         Subject  to  the  following  obligations   of Client,  Director/Officer will be responsible   to perform  the services  listed  on Exhibit A, attached  hereto,  on an as needed  basis or through  the close of the contemplated   transaction   between  the parties.

4.         Compensation   Structure.

4.1         In consideration   of the work  to be performed   by Director jOfficer as detailed  in the Scope of Responsibilities,  the Client shall:

•  Compensate  the Director/Officer   - James R.J.Scheltema  on a stock basis of 40,000,000  shares.

4.2                    Expenses.    In     addition      to     any     fees     payable      to Director jOfficer  hereunder,   the  Client agrees  to reimburse   Director jOfficer  for any due diligence,   marketing   costs  and  such  other   actual   out-of-pocket    expenses   reasonably incurred   by  Director/Officer    in  connection   with  performing    the  services   hereunder

provided  that the Client shall approve  such expenses.

5.          Non-Circumvention.      The  Client  shall  not  in  any  way  circumvent,   or attempt  to circumvent,  Director jOfficer  for the  purpose  of transacting   or consummating any   loan,   financing   arrangement,     stock   offering,   or   any   other   business    (including employment    opportunities),    transaction    or  arrangement    with   any  person

or  entity directly  introduced   to the  Client by Director jOfficer,  or take  any  other  action  (i) which might  reasonably   be expected  to jeopardize   or  interfere   with  the  relationship   between such persons  or entities  and Director jOfficer, or (ii) attempts  to avoid or avoidance  of the Client's  obligations   set  forth  above.    The  Client shall  keep

DirectorjOfficer   sufficiently informed  on the  status  of any  and  all contacts,  negotiations,   agreements   and  payments between   the   Client  and   any  relationships    of  the   Director jOfficer   including   without limitation    copying   Director jOfficer    on   all   significant    correspondence,     drafts    and agreements.   The  Client  agrees   that   in

the  event   the  Client  violates   this   paragraph Director jOfficer   shall  be  entitled   to,  in  addition    to  any   other   available   remedies, injunctive  relief to prevent  such agreement,   transaction   or arrangement   and, in the case of  an   actual   consummation     of  any   such   agreement,    transaction     or   arrangement, Director jOfficer   shall  be

entitled   to,  in  additional   to  any  other   available   remedies, compensation   equal to that  outlined  in Section 4.

6.          Indemnification.          The    Client    agrees     to    indemnify     and     hold Director jOfficer and its members,  managers,  shareholders,   officers, directors,  employees, agents  and affiliates harmless  from and against  any and all direct  losses, claims, damages, liabilities  and  expenses   (including  without  limitation  legal and  other  fees and

expenses incurred   in connection  with,  and  any  amounts   paid  in settlement   of, any  action,  suit  or proceeding  or any claim asserted),  arising  out of or based  upon  (i) any material  breach  of this Agreement  by the Client, (ii) any untrue  or alleged untrue  statement   of a material  fact, or any omission  or alleged omission  to state  a material  fact

required  to be stated  therein or  necessary   to  make  the  statements   therein   not  misleading,  contained   in any  offering documents,  filings, subscription   documents  or other  documents   or information  provided in connection  with any offer, sale or issuance  of securities,  (iii) any untrue  statement   of a material  fact or omission  to state  a

material  fact by the Client to any of Director jOfficer's associates,  (iv) any breach  by the  Client of its obligations  under  any agreement   with  an associate   of  the   Director jOfficer,   (v)   the   performance    by  Client  of  its  services   in connection  with  this Agreement,  provided  that  any such  loss, claim, damage,  liability or expense  is not as

a result  of Director/Officer's   wilful misconduct  or gross negligence.

7.         Information;   Confidentiality.     The Client recognizes  and  confirms  that Director jOfficer,  in  acting  pursuant   to  this  engagement,   will  be  using  information   in reports    and   other    information    provided    by   others,    including,   without    limitation, information   provided   by or  on  behalf  of the  Client, and  that  Director jOfficer

does  not assume  responsibility   for and may rely, without  independent   verification,  on the accuracy and  completeness   of any such reports   and  information.  The Client hereby  warrants   that any information  relating  to the Client that  is furnished  to Director jOfficer  by or on behalf of the Client will be fair, accurate  and complete  in all material

respects  and will not contain any material  omissions  or misstatements   of fact.  The Client agrees  to fully cooperate  with Director jOfficer in all reasonable  requests  for information  and in Director jOfficer's  efforts to   perform    services   for   the   Client.     All  information    that   the   Client   provides    to Director jOfficer  which  is  not  publicly

available  is deemed   confidential   ("Confidential Information").    Director jOfficer  will  not  disclose  any  Confidential  Information   to  any person  without  the prior  written  consent  of the Client, provided that  Director jOfficer may disclose  such  Confidential  Information   (i) to its advisors,  representatives    and  employees assisting   Director

Officer   in  providing   the   services   hereunder    so  long  as  they   are obligated  to maintain  the  confidentiality   of such  Confidential  Information   in accordance with the  terms  hereof,  (ii) to any third  party  that  has signed  a confidentiality  agreement approved    by  the   Client,  (iii)  pursuant    to  a  valid  court   order   by  a  court   or  other

governmental   agency,  or as otherwise   required   by law, or as  necessary  to establish  the rights  of either  party  under  this  Agreement,  provided  that  Director jOfficer  shall to the extent  permitted   by such court  or regulatory  agency, promptly  notify the Client of receipt of any such order  and  provide  the  Client a reasonable   period  of time

 in which to oppose such order  before  responding,   (iv) if such  Confidential  Information   is or becomes  in the public domain  not through  any breach  hereof by Director jOfficer, or (v) if Director jOfficer receives such information  from a third  party not under  any duty of confidentiality.

8.          Director/Officer     Is  Not  A  Broker/Dealer.        Director/Officer    is  not currently  registered   as or broker-dealer   with  the SEC or FINRA with any firm and  is not registered    as  an   investment    advisor   under   the   Investment    Advisors   Act  of  1940. Therefore,  Director jOfficer  will not affect transactions   in nor  offer or sell, or attempt

to offer  or  sell  or   induce   the   purchase    or   sale   of,  any  securities    of  the   Client,  and Director jOfficer  will  not  advise  the  Client  or  any  other   person   with   respect   to  the purchase    or   sale   of  any   security.      (Nothing   contained    in  this   Section   shall  affect Director jOfficer's  right to receive the Director jOfficer's  Fee hereunder.)

9.         Legal Advice. The Client herein  acknowledges  that  the Director jOfficer is not a law firm and has not provided  any legal advice to the Client.

10.       Further Assurances.  Each of the  parties  hereto  agrees  to perform  any and  all  lawful  additional   acts,  including   execution   of  additional   agreements,    as  are reasonably  necessary  to carry out this Agreement.

11.       Due Execution. The parties  hereto  acknowledge,  represent   and warrant that  they entered  into this Agreement  only after  due consideration   and consultation  with their  respective  counsel, that  they were  not fraudulently   induced,  coerced  or intimidated to enter  into it, and that  in entering  into it they have not relied  upon  any oral or

written statements   or acts made by any other  party  other  than as expressly  set forth herein.   Each of the parties  hereto  represents   and warrants   to the other  party  that the execution  of this Agreement  has been  duly authorized,   executed  and  delivered  by it and  that  all required corporate    resolutions    and   authorizations     have   been

approved    or   obtained.      This Agreement  may be executed  in counterparts   and each counterpart   shall be and constitute

a  part   of  this  Agreement,   and   all  counterparts     taken   together    shall  constitute    the Agreement  and be binding  and effective upon  all parties  hereto.   This Agreement  may be executed  by facsimile or e-mail delivery  of a digital  image format  file (such as a It.pdf' or It.tif' file).

12.        Choice of Law; Dispute  Resolution.    This Agreement  shall be governed by and construed  in accordance  with the laws of the State of Florida without  regard  to its choice of law provisions  or references  to any other  state  laws.  If there  is any dispute  as to whether  an introduction   is to be subject to this Agreement,  the parties

will promptly  meet to resolve  such dispute  in good faith.  If such dispute  (or any other  dispute  hereunder)   is not resolved  within  20 days, the parties  shall promptly  submit  such dispute  to expedited binding   arbitration    in  Pensacola,   FL in  accordance   with   the   rules   of  the  American Arbitration   Association.   In the  event  action

 becomes  necessary  to enforce  the  terms  of this Agreement,  then  the  prevailing  party  shall be entitled  to an award  of its reasonable attorney's   fees and costs through  all stages  of arbitration   andjor   litigation,  including trial and  appellate  court.   Any controversy   over  the  construction   of this  Agreement  shall  be decided  neutrally,

 in light of its conciliatory  purposes,  and without  regard  to the events  ofauthorship  or negotiations.

13.        Miscellaneous.

13.1       Client.           Client shall be defined  and construed   as Greenscape Laboratories,   Inc. and/or   any and all affiliated  or subsidiary   entities  of the Client or any entity  existing  as a result  of a sale, consolidation,   or merger  of the Client with or into any other  corporation   or corporations.

13.2      Breach.              The  parties   acknowledge    that   their   obligations under  this Agreement  are necessary  and reasonable   in order  to protect  Director/Officer. Accordingly,  the  parties   agree  and  acknowledge   that  any  such  violation  or threatened violation  of this Agreement  will cause irreparable   injury to Director/Officer.   In the

event the  terms  and  conditions   of this  Agreement   are  not  met  by the  Client, Director/Officer shall  be  entitled   to, a legal  monetary   penalty   equal  to  the  maximum   it should  realize from  (i) a Transaction   and/or   the  Success  Fees (ii) Engagement/Advisory    Services  plus any and  all expenses,  including  but  not limited  to, all legal

costs  and  expenses  incurred to  recover   the   lost   revenue.   Additionally,   Director/Officer     shall   be  entitled   to  an injunctive  remedy,  awarded   without  bond, preventing   the Parties  from consummating   a Transaction   with sources  introduced   to the parties  and preventing   communication,   in or by  any  form  with   parties   introduced

  to  Client  without   the  explicit,  actual,  written consent  of Director/Officer.

13.3      Binding Effect.               This Agreement  shall be binding  upon  and inure to the benefit of the parties  hereto  and their respective  heirs, successors  and assigns.

13.4      Assignment.       Neither  party  may assign  this Agreement  with the prior  written   consent  of the  other  party  hereto,  except  that  Director/Officer   may assign this Agreement  to any entity controlled  by it or its principals.

13.5      Entire Agreement.          This Agreement  constitutes   the  entire  and integrated   agreement   between  the  parties  hereto  and  sets  forth  all promises,  covenants, agreements,   conditions   and  understandings    between   the  parties   with  respect   to  the subject matter  hereof and supersedes   all prior and contemporaneous

 negotiations, representations,    understandings,    inducements,   conditions  and  agreements,   expressed   or implied, with respect  to the subject  matter  hereof.   This Agreement  may not be modified, amended,  altered  or  supplemented,   except  by written   instrument   signed  by the  parties hereto.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF the parties  have executed  this Agreement  on the date specified in the preamble  of this Agreement.

   By:   /s/  James R.J.Scheltema

Title:  President  & CEO

EXHIBIT A

SCOPE OF SERVICES

1.       General strategic  and board  level advisory  services

2.       Financial advisory  and modeling  services

3.       Business  development   services

4.       Assistance  with contemplated   mergers  and acquisitions

5.        Assistance   with  such  other   matters   as  may  arise  and  which  are  undertaken    to build  value  for Client's  shareholders    including  but  not  limited  to the  preparation of a business  plan and the  assistance   in the collation  and  presentation    of financial documents.